UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2012

US. RARE EARTHS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-31199	87-0638338
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12 Gunnebo Drive, Lonoke, Arkansas 48152
(Address of Principal Executive Offices)

      (501) 676-2994
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 3.02.  Unregistered Sales of Equity Securities.

On August 27, 2012, John Victor Lattimore, Jr., Chairman of the Board of Directors (the “Board”) of U.S. Rare Earths, Inc. (the “Company”), through his affiliated entity, Lattimore Properties, Inc., purchased 2,045,454 shares of the Company's common stock, par value $0.00001 per share (the “Common Stock”), directly from the Company in a private transaction approved by the Company on August 27, 2012. Mr. Lattimore paid a total purchase price of $225,000, or $0.11 per common share, for such shares. The purchase was for Mr. Lattimore's own investment purposes.

In addition, on August 27, 2012, the Company approved the grant of shares of Common Stock to certain of the Company’s officers and directors.  Pursuant to this action, Michael Parnell, our Chief Executive Officer, was granted 1,250,000 shares of Common Stock, Matthew Hoff, our Business Manager, was granted 1,250,000 shares of Common Stock, H. Deworth Williams, a former director, was granted 150,000 shares of Common Stock, Gregory Shifrin, our Chief Operating Officer, was granted 640,000 shares of Common Stock, Daniel McGroarty, our President, was granted 650,000 shares of Common Stock, Winston Marshall, our director, was granted 150,000 shares of Common Stock and Mark Scott, our Chief Financial Officer, was granted 72,000 shares of Common Stock.  Messrs. Parnell, Hoff, McGroarty and Scott received these grants pursuant to provisions set forth in their previously executed employment or consulting agreements. Mr. Marshall and Mr. Williams received these grants as compensation for their services as a current and former director, respectively.  Mr. Shifrin received 490,000 shares pursuant to provisions set forth in his previously executed employment agreement and 150,000 shares as compensation for his service as a current director.  On August 27, 2012, the Company also ratified the employment agreement of Mr. McGroarty in its entirety.

On August 31, 2012, the Company approved additional grants of shares of Common Stock to the following officers and directors of the Company:  Mr. Lattimore was granted 200,000 shares of Common Stock, Edward Cowle, a former director, was granted 150,000 shares of Common stock, Mr. Shifrin was granted 10,000 shares of Common Stock and Geoffrey Williams, a former director, was granted 150,000 shares of Common Stock.  Messrs. Lattimore, Cowle and Williams received these grants as compensation for their services as current and former directors, as applicable.  Mr. Shifrin received this grant pursuant to his previously executed employment agreement, which shares were inadvertently omitted during the previous grant on August 27, 2012.

The Company has recorded accrued liabilities totaling $3,156,661 and equity of $2,565,000 as of June 30, 2012 related to the employment agreements.

The Common Stock to be issued in the transactions described above have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act. These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.  This Current Report on Form 8−K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitution an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The pertinent information contained in Item 3.02 of this Form 8−K above is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. RARE EARTHS, INC.

Date: August 31, 2012	By:	/s/ Michael D. Parnell
Name: Michael D. Parnell
Title: Chief Executive Officer